Exhibit 5.1
December 4, 2020

Infrastructure and Energy Alternatives, Inc.
6325 Digital Way
Suite 460
Indianapolis, Indiana 46278

Ladies and Gentlemen:

We have acted as counsel for Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”) and the Guarantors (as defined below), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to an aggregate of $500,000,000 of: (i) shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”); (iii) depositary shares representing interests in Common Stock or Preferred Stock of the Company (the “Depositary Shares”); (iv) debt securities, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) and which may be co-issued or may be fully and unconditionally guaranteed (the “Guarantees”) by certain of the Company’s subsidiaries listed as co-registrants in the Registration Statement (the “Guarantors”); (vi) warrants to purchase equity or debt securities of the Company (the “Warrants”); (vii) rights to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Warrants of the Company (the “Rights”); and (viii) units consisting of one or more of the foregoing securities referred to in the foregoing clauses (i) through (vii), or any combination thereof (“Units” and collectively with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Rights, the “Securities”). All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in the Indentures, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable (each, as defined below). The Securities may be issued and sold from time to time as set forth in the Registration Statement, any amendment thereto, and the base prospectus contained therein (the “Prospectus”) and any supplements thereto (each, a “Prospectus Supplement”) or term sheets to be filed pursuant to the rules and regulations promulgated under the Securities Act.

The Debt Securities will be issued under a senior or subordinated indenture (the “Indentures”), to be entered into by the Company and a trustee qualified to act as such under the Trust Indenture Act of 1939 (the “Indenture Trustee”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be specified therein. The Rights will be issued under a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be specified therein (the “Rights Agent”). The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be specified therein (the “Unit Agent”).

In connection with the opinions hereinafter expressed, we have examined, among other things: (i) the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), (ii) the Amended and Restated Bylaws of the Company (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”), (iii) the Registration Statement and the Prospectus, (iv) the Indentures, (v) originals, or copies certified or otherwise identified, of the records and minute books of the Company, as furnished to us by the Company, (vi) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, and (vii) such other documents and questions of law as we have deemed necessary or appropriate for purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In conducting our examination, we have assumed that each document submitted to us for review is accurate and complete and the information therein is true and correct, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, all signatures on each such document are genuine, and the legal capacity of all natural persons.

In connection with the opinions hereinafter expressed, we have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will have complied with all applicable laws, and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) one or more Prospectus Supplements complying with the requirements of applicable law will have been prepared and filed with the Commission; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement to the Prospectus; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) the issuance of the Securities will not violate the Organizational Documents of the Company then in effect or any law, regulation, government or court-imposed order, restriction, agreement or instrument then binding on the Company; (vi) at the time of the issuance of such Securities, the Company and, if such Securities are guaranteed, each of the applicable Guarantors will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization, and will have the necessary corporate or limited liability company power; (vii) upon the issuance by the Company of any Securities that are Common Stock or Preferred Stock, the total number of shares of Common Stock and Preferred Stock issued and outstanding, respectively, will not exceed the total number of shares thereof that the Company is then authorized to issue under its Organizational Documents or reserved for issuance; and (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

(i) With respect to shares of Common Stock, when: (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters, and (b) certificates representing the Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid, and non-assessable.

(ii) With respect to shares of any series of Preferred Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock have been properly issued) either: (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

(iii) With respect to the Depositary Shares, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including, if applicable, the adoption of a Certificate of Designation relating to Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; (b) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Common Stock or Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Board, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued.

(iv) With respect to the Debt Securities (including, if Debt Securities are guaranteed by the Guarantors, such Debt Securities and such Guarantees), when (i) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities and, if applicable, the related Guarantee have been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Company and the Guarantors have taken all necessary corporate or limited liability company action to approve the issuance and terms of any such Debt Securities and, if applicable, the Guarantees, (iii) the terms of such Debt Securities and, if applicable, the related Guarantees, and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Guarantors, (iv) any shares of Company Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (v) such Debt Securities (which may include the related Guarantees) have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and, if applicable, the related Guarantees will be legally issued and such Debt Securities and, if applicable, the related Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their terms.

(v) With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (b) the agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of the Company, upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(vi) With respect to the Rights, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Rights, the terms of the offering thereof, and related matters, (b) the agreements relating to the Rights have been duly authorized and validly executed and delivered by the Company and the Rights Agent, and (c) the Rights or certificates representing the Rights have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Rights and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of the Company, upon payment of the consideration therefor provided for therein, the Rights will be legally issued and such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(vii) With respect to the Units, when: (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of the Units, the terms of the offering thereof and related matters, (b) one or more Unit Agreements, as may be entered into among the Company, a bank or trust company, as the Unit Agent, and the holders from time to time of the Units, is entered into in connection with the issuance of such Units and has been duly authorized and validly executed and delivered by the Unit Agent and the Company, and (c) such Units have been validly executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, upon payment of the consideration therefor provided for therein, such Units will be legally issued and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the State of Delaware and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New York, the State of Delaware, and the United States of America. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions in clause (iv), (v), (vi) and (vii) above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

With respect to our opinions expressed above, as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that a New York statute provides that with respect to a foreign currency obligation, a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree, and with respect to a foreign currency obligation, a United States federal court in New York may award judgment in United States dollars, provided that we express no opinion as to the rate of exchange such court would apply.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Jones Walker LLP

Jones Walker LLP